Exhibit Index



Exhibit
-------
  11        -  Statements re computation
               of per share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                                For the three months ended June 30,
                                                                -----------------------------------
                                                                      1995                1994
                                                                -----------------------------------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period                                         7,686               7,634


Weighted average shares issued                                            5                   5


Acquisition of treasury stock                                            (2)                 --


Assumed exercise of certain stock options                               421                 355
                                                                      -----               -----

Weighted shares - end of period                                       8,110               7,994
                                                                      =====               =====

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                               For the six months ended June 30,
                                                               ---------------------------------
                                                                      1995                1994
                                                               ---------------------------------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period                                         7,656               7,605


Weighted average shares issued                                           25                  28


Acquisition of treasury stock                                            (1)                 (2)


Assumed exercise of certain stock options                               428                 378
                                                                      -----               -----

Weighted shares - end of period                                       8,108               8,009
                                                                      =====               =====